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                                                                    EXHIBIT 23.3



                            INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in this Registration Statement of Foundation Health Corporation on Form S-8 of our reports dated April 27, 1994, with respect to the consolidated financial statements of Thomas-Davis Medical Centers, P.C., for the years ended December 31, 1993 and 1992, appearing in the Annual Report on Form 10-K of Foundation Health Corporation for the year ended June 30, 1995.


STEVENSON, JONES & HOLMAAS, P.C.

Tucson, Arizona
March 19, 1996